                                                                           FILED
                                                                   FEB. 11, 1986

                          CERTIFICATE OF INCORPORATION

                                       OF

                                AMOUR CORPORATION

                                    ARTICLE I


The name of the corporation is Amour Corporation.

                                   ARTICLE II

The registered office of the Corporation in the state of Delaware is Corporation Trust Center, 1209 Orange, Wilmington, Delaware, county of New Castle. The registered agent in charge thereof at such address is The Corporation Trust Company.

                                   ARTICLE III

The nature of the business, and the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all things herein mentioned, as fully and to the same extent as natural person might or could do, and in any part of the world, viz.:

                  "The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware."

                                   ARTICLE IV

The amount of the total authorized capital stock of this Corporation is Two Hundred Thousand Dollars ($200,000) divided into 200,000,000 shares of $0.001 par value each. All shares shall be designated as common stock.

                                    ARTICLE V

The name and mailing addresses of the incorporators of the Company are:

                  Stanley G. Schwartz                   9813 Layton Road
                                                        Philadelphia, PA 19115

                  Scott M. Schmerelson                  100 N. Catalina Street
                                                        Los Angeles, CA 90004

                  Emanuel German                        11010 Philmont Terrace
                                                        Philadelphia, PA 19116

                                   ARTICLE VI

The powers of the incorporator(s) shall terminate upon the filing of this Certificate of Incorporation, and the names and mailing addresses of the persons to serve as directors until the first annual meeting of stockholders and until successors are elected and qualify are:

         Name of Director                            Mailing Address
         ----------------                            ---------------

         Stanley G. Schwartz                         9813 Layton Road
                                                     Philadelphia, PA 19115

         Scott M. Schmerelson                        100 N. Catalina Street
                                                     Los Angeles, CA 90004

         Emanuel German                              11010 Philmont Terrace
                                                     Philadelphia, PA 19116

The number of members of the Board of Directors shall be fixed from time to time by the Board of Directors. If any vacancy occurs, the remaining directors by an affirmative vote of a majority thereof, may elect a director to fill the vacancy until the next annual meeting of stockholders.

                                   ARTICLE VII

No contract or transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are Directors or Officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

1. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

2. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

3. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

The undersigned, for the purpose of forming a corporation under the laws of the state of Delaware, does make, file and record this certificate, and does certify that the facts stated herein are true; and has executed this Certificate of Incorporation.

STATE OF PENNSYLVANIA               :
                           : ss.
COUNTY OF PHILADELPHIA     :

On the 6th day of February, 1986, personally appeared before me Stanley G. Schwartz, Scott M. Schmerelson, and Emanuel German, who acknowledged to me that they are the persons who signed the foregoing Articles of Incorporation as incorporators and that they have read the foregoing Articles of Incorporation and know the content thereof, and that the same is true of their knowledge as to those matters upon which they operate on information and belief, and as to those matters believe them to be true.

                                                                   /s/
                                                         -----------------------
                                                         Stanley G. Schwartz



                                                                   /s/
                                                         -----------------------
                                                         Scott P. Schmerelson



                                                                  /s/
                                                         -----------------------
                                                         Emanuel German

SUBSCRIBED AND SWORN TO before me this 6th day of February, 1986.


                                                              /s/
                                                         -----------------------
                                                         NOTARY PUBLIC
                                                         Residing at Holland, PA

My Commission Expires:


-------------------------
Ronald W. Rudolph
Notary Public, Phila. Co.
My Commission Expires May 17, 1988

                                                                           Filed
                                                                          3 p.m.
                                                                     SEP 30 1988

                            CERTIFICATE OF AMENDMENT

                                       OF

                                AMOUR CORPORATION

         Pursuant to Section 242 of the General Corporation Law of the State of Delaware.

The undersigned, pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify and set forth as follows:

FIRST:  The name of the Corporation is Amour Corporation.

SECOND: The amendment to the Certificate of Incorporation to be effected hereby is as follows:

                  RESOLVED, that Articles I and II of the Certificate of Incorporation of Amour Corporation are amended to read as follows and a new Article VIII in the form set forth below is added:

                                    ARTICLE I

The name of the corporation is Bard Sports Corp.

                                   ARTICLE II

The registered office of the corporation in the State of Delaware is c/o United Corporate Services, Inc., 410 South State Street in the City of Dover, County of Kent. The name of the registered agent of the corporation at such address is United Corporate Services, Inc.

                                  ARTICLE VIII

No director shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (a) a breach of the director's duty of loyalty to the Corporation or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) liability under
Section 174 of the General Corporation Law or (d) a transaction from which the Director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Corporation's Directors to the Corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such sections grant the Corporation the power to indemnify.

THIRD: The Amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon pursuant to a written consent executed in accordance with Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 30TH day of September, 1988.

                                                     AMOUR CORPORATION



                                                     By:      /s/
                                                        ------------------------
                                                        MITCHELL LOMBARD,
                                                        President



                                                     ATTEST:  /s/
                                                            --------------------
                                                            JOHN TORNGA,
                                                            Secretary

                                                     STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 09:00 A.M. 11/09/1993


                                 CERTIFICATE FOR
                         RENEWAL AND REVIVAL OF CHARTER
                                       OF
                                BARD SPORTS CORP.

Bard Sports Corp. Inc., a corporation organized under the laws of Delaware, the certificate of incorporation of which was filed in the office of the Secretary of State on the 11th day of February 1986, and recorded in the office of the Recorder of Deeds for Kent County, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.       The name of the Corporation is Bard Sports Corp.

2. Its registered office in the State of Delaware is located at United Corporate Services, Inc. 15 East North Street, in the City of Dover, County of Kent, State of Delaware, 19901. The name of its registered agent at that address is United Corporate Services, Inc.

3. The date when the restoration, renewal, and revival of the charter of this company is to commence the 20th day of February, 1993, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

4. This corporation was duly organized and carried in the business authorized by its charter until the lst of March, 1993 at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extensions and restoration of charters, Paul Lipschutz, the last acting President and Kathleena Howard, the last acting Secretary of Bard Sports Corp, Inc., have hereunto set their hands to this certificate this 28th day of October, 1993.

                                                    By /s/
                                                       -------------------------
                                                       Paul Lipschutz, President

ATTEST:

By:      /s/
   ---------------------------
   Kathleena Howard, Secretary

                                                       STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/13/1994


                            CERTIFICATE OF AMENDMENT

                                       OF

                          Certificate of Incorporation

                              Of Bard Sports Corp.

                                    Ooo00ooo

The undersigned officer of Bard Sports Corp. (a Delaware corporation) hereby certifies that the following amendments to said corporation's Certificate of Incorporation have been duly adopted in accordance with applicable provisions (including ss. 242) of the Delaware General Corporation Law, in that written consents adopting said amendments have been signed by holders of more than a majority of said corporation's outstanding shares and given in accordance with --- and written notice given a provided in --- ss.228 of the Delaware General Corporation Law, to-wit:

         FIRST: Article I of the corporation's Certificate of Incorporation has been (and is by this Certificate) amended to provide in its entirety:

                                    ARTICLE I

                  The name of the Corporation is "USA SPORTS GROUP, INC.".
         SECOND: Article IV of the corporation's Certificate of Incorporation has been (and is by this Certificate) amended to provide in its entirety:

                                   ARTICLE IV


                           The corporation is authorized to issue 200,000,000 shares of $.001 per value common stock.
The consents referred to also declare the purpose and intent of the corporation's stockholders in adopting said amendment to Article IV to be in respect of a 1 for 29 split of the corporation's stock "declared" and implemented by a previous board of directors on or about September 30, 1988 --- in that the corporation then reduced the total of its issued shares in its accounting (by dividing the total shares then issued by 29) and thereafter proceeded (without recording any change in the number of shares it was and/or is authorized to issue nor the par value thereof) to issue new form certificates (bewaring the name "Bard") representing one share for each 29 shares of the corporation represented by old form certificates (bearing the corporation's then prior name "Amour") presented for transfer (with fractional shares of .50 or larger being rounded up to one whole share and fractional shares smaller than
 .50 being eliminated), and to be: (a) to first split the shares which the corporation has authority to issue from 200,000,00 shares of $.001 par value stock into 6,896,555 shares of $.029 par value stock; (b) to then decrease the par value of the corporation's shares (authorized, and to any extent ever deemed or contended to be necessary its presently issued shares) to $.001 par share; and, (c) to then increase the number of shares which the corporation is authorized to issue from 6,896,555 to 200,000,000 shares.

         Accordingly the only provision necessary to effect any change in stock after this Certificate becomes effective is that the corporation will issue new form certificates bearing the name "USA Sports Group, Inc." in replacement of such old form certificates bearing the name "Bard" as are hereafter presented for transfer on a share for one basis, and will continue to issue its said new form certificates representing one share of the corporation for each 29 shares as are represented by such old form certificates bearing the name "Amour" as might be presented for transfer (with fractional shares of .50 or greater being rounded up to one whole share and fractional shares less than .50 being eliminated).

         EXECUTED and hereby ACKNOWLEDGED on this 11th day of April ,1994 by:



                                                              /s/
                                                     ---------------------------
                                                     Paul Lipshutz
                                                     President

Attested to by:


         /s/
---------------------------
Kathleena Howard
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                             USA SPORTS GROUP, INC.


USA Sports Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,


DOES HEREBY CERTIFY:


FIRST: The (i) by unanimous written consent of the Board of Directors of USA Sports Group, Inc. (the "Corporation"), pursuant to Section 141(f) of the General Corporation Law of the State of Delaware and (ii) by written consent of the holders of a majority of the outstanding capital stock of the Corporation pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, the following resolution approving a proposed amendment to the Certificate of Incorporation of the Corporation was approved:


         RESOLVED, that Article Articles I and IV of the Certificate of Incorporation of the Corporation be amended to read as follows:

                  "ARTICLE I: The name of the Corporation is Collectible Concepts Group, Inc."

                  "ARTICLE IV: The total number of shares of stock which the Corporation shall have authority to issue is 350,000,000 shares of Common Stock, par value $0.001 per share."


SECOND: That notice of adoption of the foregoing resolution by the written consent of the holders of a majority of the outstanding Common Stock of the Corporation in accordance with Section 228(a) of the General Corporation Law of the State of Delaware was duly given to each other shareholder of record of the Corporation in accordance with Section 228(d) of the General Corporation Law of the State of Delaware.


THIRD: That said amendments have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, USA Sports Group, Inc. has caused this certificate to be signed by Paul Lipschutz, its President this 26th day of April, 1999.


                                                    USA SPORTS GROUP, INC.




                                                    BY:      /s/
                                                       -------------------------
                                                       Paul Lipschutz, President


ATTEST:


BY:________/s/________________